Exhibit 99.1

Beer Business Delivers Double Digit Net Sales and Operating Income Growth
Company Plans to Return $4.5 Billion to Shareholders in Dividends and Share Repurchases Through FY 22

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income Per Share Attributable to CBI (EPS)
Third Quarter Fiscal Year 2019 Financial Highlights (1) | In millions, except per share data
Reported	$1,973	$557	NA	$1.56
% Change	9%	14%	NA	(36%)
Comparable	$1,973	$612	$641	$2.37
% Change	9%	11%	10%	18%
Effective March 1, 2018, the company adopted the FASB amended guidance regarding the recognition of revenue from contracts with customers using the retrospective application method. Accordingly, financial information for prior interim and annual periods presented herein has been adjusted to reflect the adoption of this amended guidance.
(1) Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable
HIGHLIGHTS

•	Achieves reported basis EPS of $1.56 and comparable basis EPS of $2.37, a decrease of 36% and an increase of 18%, respectively

•
Recognized $1.2 billion unrealized gain in reported basis results since initial Canopy Growth investment in November 2017; $164 million decrease in the fair value of Canopy investments recognized for third quarter

•
Updates fiscal 2019 reported basis EPS outlook to $12.95 - $13.05 and comparable basis EPS outlook to $9.20 - $9.30; guidance includes additional interest expense for Canopy financing, excludes fourth quarter Canopy equity earnings

•	Generates $2.0 billion of operating cash flow and $1.4 billion of free cash flow, an increase of 34% and 77%, respectively

•	Affirms fiscal 2019 operating cash flow target of approximately $2.45 billion and free cash flow projection of $1.2 - $1.3 billion

•	Completes additional $4 billion investment in Canopy Growth Corporation on November 1, 2018

•	Declares quarterly cash dividend

”The results delivered by our beer business mark the highlight of our third quarter performance. The Modelo and Corona brand families continue to be on fire, fueled by strong velocities, excellent distribution gains and highly incremental innovation. Our leadership in the high-end U.S. beer industry positioned us to be the most significant growth contributor at retail during the quarter.”

“Our focus on innovation is driving incremental growth for our beverage alcohol portfolio. We recently introduced Meiomi Sparkling, Crafters Union canned wine and Mi CAMPO tequila, which tap into fast growing sectors of the Wine and Spirits market. Corona Premier continues to drive strong growth as a trade up for consumers who want a low calorie, low carb option. Our innovation pipeline will continue to fuel growth for our business in the years ahead.”

Rob Sands	Bill Newlands
Chief Executive Officer	President and Chief Operating Officer

beer
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
November 30, 2018	68.0		$1,209.8	$450.9
November 30, 2017	59.6		$1,042.5	$394.8
% Change	14.1%	7.8%	16.0%	14.2%
HIGHLIGHTS

•	The Modelo and Corona brand families drove depletion growth of 8%, with the Constellation beer business achieving the most significant share gains in the U.S. beer industry for the third quarter.

•	Strong shipment volume was primarily timing related as fiscal year-to-date shipment and depletion volume are closely aligned.

•	Operating margin decreased 60 basis points to 37.3%, as benefits from favorable pricing were more than offset by higher transportation costs, higher operational costs and marketing investments.

•
Marketing as a percent of net sales increased to almost 11% for third quarter and 10% for fiscal year-to-date. The increases are primarily driven by marketing investments for the Corona Premier and Corona Familiar product introductions and to support other portfolio growth initiatives. The company now expects fiscal 2019 marketing as a percent of net sales to be at the lower end of its targeted 9.5 - 10% range.

●   The beer business won the Labor Day and Thanksgiving holidays as Corona Premier, Modelo Especial and Corona Familiar were the “top 3” high-end beer share gainers for the third quarter.
●   The beer business now expects fiscal 2019 net sales growth to be at the high end of the 9 - 11% range and operating margin to approximate 39%.

wine and spirits
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 9-liter case equivalents
November 30, 2018	14.8		$762.8	$206.0
November 30, 2017	14.8		$759.4	$199.4
% Change	—%	(3.2%)	0.4%	3.3%
HIGHLIGHTS

•
Focus on higher retail price points for the wine business is paying off. In last 52 weeks, Constellation outperformed the U.S. wine market at the greater than $11 price point with several Focus Brands growing double digits in IRI channels during this timeframe, including Kim Crawford, Ruffino, The Prisoner and Meiomi. Depletion performance for the below $11 price point continues to be challenged, resulting in an overall fiscal year-to-date depletion decline of 2%.

•	Fiscal year-to-date U.S. shipment volume has outpaced fiscal year-to-date depletion volume; this shipment timing benefit is expected to reverse in the fourth quarter.

“We expect the powerful cash generation capability of our core business to enable significant cash returns of $4.5 billion to shareholders in the form of share repurchases and dividends within the next three fiscal years. We plan to operate within our targeted leverage range, as we remain committed to maintaining our investment grade rating.”

David Klein
Chief Financial Officer

●   Third quarter operating margin increased 70 basis points to 27.0% primarily due to SG&A favorability, partially offset by unfavorable mix.
●   The wine and spirits business now expects net sales and operating income to decline low-single digits for fiscal 2019.
●   The company continues to refine its options to optimize the value of the Wine and Spirits business and drive increased focus on the high-end priority brands to accelerate growth.

SVEDKA Vodka’s first national campaign in over five years encourages its audience to “Bring Your Own Spirit."

QUARTERLY DIVIDEND
On January 8, 2019, Constellation’s board of directors declared a quarterly cash dividend of $0.74 per share of Class A Common Stock and $0.67 per share of Class B Common Stock, payable on February 26, 2019, to stockholders of record as of the close of business on February 12, 2019.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our website cbrands.com under “Investors/Reporting” prior to the call.

OUTLOOK The table below sets forth management’s current EPS expectations for fiscal 2019 compared to fiscal 2018 actual results, both on a reported basis and a comparable basis.
	Reported Basis		Comparable Basis
	FY19 Estimate	FY18 Actual	FY19 Estimate	FY18 Actual
Fiscal Year Ending February 28	$12.95 - $13.05	$11.47	$9.20 - $9.30	$8.70
For fiscal 2019, the beer business now expects net sales growth to be at the high end of the 9 - 11% range and operating margin to approximate 39%. For the wine and spirits business, the company now expects net sales and operating income to decline low-single digits.
Fiscal 2019 guidance also includes the following current assumptions:

● Interest expense: $380 - $390 million ● Tax rate: approximately 18% ● Weighted average diluted shares outstanding: approximately 196 million; assumes no additional share repurchases for fiscal 2019
●  Operating cash flow: $2.35 - $2.55 billion
●  Capital expenditures: $1.15 - $1.25 billion, including approximately $900 million targeted for Mexico beer operations expansion activities
●  Free cash flow: $1.2 - $1.3 billion

The additional $4 billion Canopy Growth investment closed on November 1, 2018, and was financed using debt. The company estimates the interest expense associated with this transaction to approximate $55 million before tax with an approximate $0.25 impact on fiscal 2019 EPS results, both of which have been included in the guidance assumptions noted above. The company continues to evaluate the potential equity in earnings impact from the Canopy Growth investment and related items and, as such, these items have been excluded from the guidance assumptions noted above. The equity earnings for Constellation’s share of Canopy Growth’s earnings will be reported on a two-month lag. In addition, Constellation’s EPS guidance does not assume future changes in the fair value of the company’s investments in Canopy Growth’s warrants and convertible debt securities.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S., and Funky Buddha Brewery. In addition, Constellation is the world leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Black Box, Ruffino and The Prisoner. The company’s premium spirits brands include SVEDKA Vodka, Casa Noble Tequila and High West Whiskey.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 10,000 talented employees. We express our company vision: to elevate life with every glass raised.
To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 | Amy Martin 585-678-7141	Patty Yahn-Urlaub 585-678-7483 | Bob Czudak 585-678-7170
Tom Conaway 585-678-7503

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, expected net sales and operating income, projected costs, estimated diluted EPS, expected cash flow, future leverage ratios, future payments of dividends, prospects, plans and objectives of management, manner and timing of share repurchases pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on February 28, 2019, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	beer operations expansion, construction and optimization activities, and costs and timing associated with these activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with market opportunities and with previously announced acquisitions, investments, and divestitures;

•	exact duration of the share repurchase implementation and the amount, timing, and source of funds for any share repurchases;

•	amount and timing of future dividends are subject to the determination and discretion of the company’s board of directors;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•
general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets, unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, and other factors which could impact the company’s reported financial position, results of operations or effective tax rate, and accuracy of any associated projections;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, as supplemented by the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2018, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (unaudited)

	November 30, 2018	February 28, 2018
Assets
Current assets:
Cash and cash equivalents	$130.6	$90.3
Accounts receivable	837.2	776.2
Inventories	2,198.0	2,084.0
Prepaid expenses and other	472.7	523.5
Total current assets	3,638.5	3,474.0
Property, plant and equipment	4,986.3	4,789.7
Goodwill	8,061.8	8,083.1
Intangible assets	3,307.8	3,304.8
Equity method investments	3,583.0	121.5
Other assets	4,313.0	765.6
Total assets	$27,890.4	$20,538.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$731.5	$746.8
Current maturities of long-term debt	1,065.6	22.3
Accounts payable	882.7	592.2
Other accrued expenses and liabilities	683.6	678.3
Total current liabilities	3,363.4	2,039.6
Long-term debt, less current maturities	11,772.5	9,417.6
Other liabilities	1,234.5	1,089.8
Total liabilities	16,370.4	12,547.0
CBI stockholders’ equity	11,256.7	7,975.1
Noncontrolling interests	263.3	16.6
Total stockholders’ equity	11,520.0	7,991.7
Total liabilities and stockholders’ equity	$27,890.4	$20,538.7

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Sales	$2,160.6	$1,981.7	$6,916.3	$6,390.6
Excise taxes	(188.0)	(179.8)	(597.5)	(572.3)
Net sales	1,972.6	1,801.9	6,318.8	5,818.3
Cost of product sold	(1,002.6)	(891.6)	(3,132.0)	(2,851.0)
Gross profit	970.0	910.3	3,186.8	2,967.3
Selling, general and administrative expenses	(413.5)	(420.7)	(1,239.9)	(1,199.3)
Operating income	556.5	489.6	1,946.9	1,768.0
Income (loss) from unconsolidated investments	(134.6)	249.1	918.2	249.7
Interest expense	(72.8)	(81.4)	(248.6)	(245.1)
Loss on extinguishment of debt	(1.7)	(10.3)	(1.7)	(19.1)
Income before income taxes	347.4	647.0	2,614.8	1,753.5
Provision for income taxes	(35.3)	(150.6)	(405.1)	(352.0)
Net income	312.1	496.4	2,209.7	1,401.5
Net income attributable to noncontrolling interests	(9.0)	(3.6)	(13.3)	(8.6)
Net income attributable to CBI	$303.1	$492.8	$2,196.4	$1,392.9

Net income per common share attributable to CBI:
Basic – Class A Common Stock	$1.62	$2.55	$11.66	$7.22
Basic – Class B Convertible Common Stock	$1.47	$2.32	$10.59	$6.55

Diluted – Class A Common Stock	$1.56	$2.45	$11.21	$6.92
Diluted – Class B Convertible Common Stock	$1.45	$2.26	$10.35	$6.40

Weighted average common shares outstanding:
Basic – Class A Common Stock	166.364	171.922	167.203	171.854
Basic – Class B Convertible Common Stock	23.318	23.333	23.322	23.339

Diluted – Class A Common Stock	194.820	201.177	195.921	201.183
Diluted – Class B Convertible Common Stock	23.318	23.333	23.322	23.339

Cash dividends declared per common share:
Class A Common Stock	$0.74	$0.52	$2.22	$1.56
Class B Convertible Common Stock	$0.67	$0.47	$2.01	$1.41

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Nine Months Ended
	November 30, 2018	November 30, 2017
Cash flows from operating activities
Net income	$2,209.7	$1,401.5
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized net gain on securities measured at fair value	(786.5)	(216.8)
Net gain on sale of unconsolidated investment	(99.8)	—
Net income tax benefit related to the Tax Cuts and Jobs Act	(37.6)	—
Equity in earnings of equity method investees, net of distributed earnings	(18.4)	(20.5)
Depreciation	250.1	214.4
Deferred tax provision	208.1	91.1
Stock-based compensation	51.1	45.5
Amortization of debt issuance costs and loss on extinguishment of debt	25.8	27.6
Amortization and impairment of intangible assets	4.5	91.2
Loss on contract termination	—	59.0
Change in operating assets and liabilities, net of effects from purchases of businesses:
Accounts receivable	(56.4)	(38.4)
Inventories	(127.7)	(221.7)
Prepaid expenses and other current assets	(56.6)	(78.3)
Accounts payable	301.3	157.7
Other accrued expenses and liabilities	33.7	(67.8)
Other	72.6	23.9
Total adjustments	(235.8)	66.9
Net cash provided by operating activities	1,973.9	1,468.4

Cash flows from investing activities
Investments in equity method investees and securities	(4,077.3)	(191.3)
Purchases of property, plant and equipment	(620.3)	(705.6)
Purchases of businesses, net of cash acquired	(45.3)	(131.9)
Proceeds from sale of unconsolidated investment	110.2	—
Proceed from sales of assets	46.3	1.2
Other investing activities	(0.9)	(10.7)
Net cash used in investing activities	(4,587.3)	(1,038.3)

Cash flows from financing activities
Proceeds from issuance of long-term debt	3,657.6	6,017.9
Proceeds from shares issued under equity compensation plans	32.6	37.5
Purchases of treasury stock	(504.3)	(239.2)
Dividends paid	(417.9)	(301.1)
Principal payments of long-term debt	(45.3)	(6,522.8)
Payments of debt issuance costs	(33.3)	(32.4)
Net proceeds from (repayments of) short-term borrowings	(14.5)	604.9
Payments of minimum tax withholdings on stock-based payment awards	(13.6)	(22.9)
Net cash provided by (used in) financing activities	2,661.3	(458.1)

Effect of exchange rate changes on cash and cash equivalents	(7.6)	5.1

Net increase (decrease) in cash and cash equivalents	40.3	(22.9)
Cash and cash equivalents, beginning of period	90.3	177.4
Cash and cash equivalents, end of period	$130.6	$154.5

Constellation Brands, Inc. and Subsidiaries SUMMARIZED SEGMENT AND INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS INFORMATION (in millions) (unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2018	November 30, 2017	Percent Change	November 30, 2018	November 30, 2017	Percent Change
Beer
Segment net sales	$1,209.8	$1,042.5	16%	$4,112.0	$3,663.4	12%
Segment gross profit	$651.0	$569.4	14%	$2,243.8	$1,999.7	12%
% Net sales	53.8%	54.6%		54.6%	54.6%
Segment operating income	$450.9	$394.8	14%	$1,601.5	$1,461.3	10%
% Net sales	37.3%	37.9%		38.9%	39.9%

Wine and Spirits
Wine net sales	$670.3	$666.6	1%	$1,933.1	$1,882.7	3%
Spirits net sales	92.5	92.8	—%	273.7	272.2	1%
Segment net sales	$762.8	$759.4	—%	$2,206.8	$2,154.9	2%
Segment gross profit	$340.9	$344.7	(1%)	$968.3	$975.7	(1%)
% Net sales	44.7%	45.4%		43.9%	45.3%
Segment operating income	$206.0	$199.4	3%	$575.2	$586.8	(2%)
% Net sales	27.0%	26.3%		26.1%	27.2%
Segment income from unconsolidated investments	$28.4	$32.1	(12%)	$32.2	$32.3	—%

Corporate Operations and Other
Segment operating loss	$(45.0)	$(41.3)	9%	$(146.5)	$(120.2)	22%
Segment income (loss) from unconsolidated investments	$0.9	$0.1	NM	$(0.3)	$0.5	NM

Consolidated operating income	$556.5	$489.6		$1,946.9	$1,768.0
Comparable Adjustments	55.4	63.3		83.3	159.9
Comparable operating income	$611.9	$552.9		$2,030.2	$1,927.9

Consolidated income (loss) from unconsolidated investments	$(134.6)	$249.1		$918.2	$249.7
Comparable Adjustments	163.9	(216.9)		(886.3)	(216.9)
Comparable income from unconsolidated investments	$29.3	$32.2		$31.9	$32.8

Consolidated EBIT	$641.2	$585.1		$2,062.1	$1,960.7
NM=Not Meaningful

Constellation Brands, Inc. and Subsidiaries
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2018	November 30, 2017	Percent Change	November 30, 2018	November 30, 2017	Percent Change
Beer
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	68.0	59.6	14.1%	233.2	211.6	10.2%

Depletion volume (1)			7.8%			9.0%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	14.8	14.8	—%	44.3	43.4	2.1%
U.S. Domestic shipment volume	13.8	13.6	1.5%	41.1	40.1	2.5%
U.S. Domestic Focus Brands shipment volume (2)	8.3	8.3	—%	25.5	24.3	4.9%

U.S. Domestic depletion volume (1)			(3.2%)			(2.1%)
U.S. Domestic Focus Brands depletion volume (1) (2)			0.3%			1.1%

(1)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.

(2)
U.S. Domestic Focus Brands include the following brands and/or portfolios of brands:  7 Moons, Black Box, Casa Noble, Clos du Bois, Franciscan, High West, Kim Crawford, Mark West, Meiomi, Mount Veeder, Nobilo, Ravage, Robert Mondavi, Ruffino, Schrader, Simi, SVEDKA Vodka, The Dreaming Tree and the Charles Smith and Prisoner portfolios of brands.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors/reporting for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended November 30, 2018			Three Months Ended November 30, 2017			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$1,972.6		$1,972.6	$1,801.9		$1,801.9	9%	9%
Cost of product sold	(1,002.6)	$21.9		(891.6)	$3.8
Gross profit	970.0	21.9	$991.9	910.3	3.8	$914.1	7%	9%
Selling, general and administrative expenses	(413.5)	33.5		(420.7)	59.5
Operating income	556.5	55.4	$611.9	489.6	63.3	$552.9	14%	11%
Income (loss) from unconsolidated investments	(134.6)	163.9		249.1	(216.9)
EBIT			$641.2			$585.1	NA	10%
Interest expense	(72.8)	(20.3)		(81.4)
Loss on extinguishment of debt	(1.7)	1.7		(10.3)	10.3
Income before income taxes	347.4	200.7	$548.1	647.0	(143.3)	$503.7	(46%)	9%
Provision for income taxes (1)	(35.3)	(42.1)		(150.6)	54.8
Net income	312.1	158.6		496.4	(88.5)
Net income attributable to noncontrolling interests	(9.0)			(3.6)
Net income attributable to CBI	$303.1	$158.6	$461.7	$492.8	$(88.5)	$404.3	(38%)	14%

EPS (2)	$1.56	$0.81	$2.37	$2.45	$(0.44)	$2.01	(36%)	18%

Weighted average common shares outstanding – diluted	194.820		194.820	201.177		201.177

Gross margin	49.2%		50.3%	50.5%		50.7%
Operating margin	28.2%		31.0%	27.2%		30.7%
Effective tax rate	10.2%		14.1%	23.3%		19.0%

	Three Months Ended November 30, 2018				Three Months Ended November 30, 2017
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Other Strategic Business Development Costs	Other (4)	Total	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Other Strategic Business Development Costs	Other (4)	Total
Cost of product sold	$(2.2)	$(1.5)	$(18.2)	$(21.9)	$(7.2)	$—	$3.4	$(3.8)
Selling, general and administrative expenses	$(33.4)	$(2.3)	$2.2	$(33.5)	$(4.5)	$(4.1)	$(50.9)	$(59.5)
Operating loss	$(35.6)	$(3.8)	$(16.0)	$(55.4)	$(11.7)	$(4.1)	$(47.5)	$(63.3)
Income (loss) from unconsolidated investments	$—	$—	$(163.9)	$(163.9)	$—	$—	$216.9	$216.9
Interest income, net	$20.3	$—	$—	$20.3	$—	$—	$—	$—
Loss on extinguishment of debt	$—	$—	$(1.7)	$(1.7)	$—	$—	$(10.3)	$(10.3)
(Provision for) benefit from income taxes (1)	$3.6	$1.1	$37.4	$42.1	$4.3	$1.5	$(60.6)	$(54.8)
Net income (loss) attributable to CBI	$(11.7)	$(2.7)	$(144.2)	$(158.6)	$(7.4)	$(2.6)	$98.5	$88.5

EPS (2)	$(0.06)	$(0.01)	$(0.74)	$(0.81)	$(0.04)	$(0.01)	$0.49	$0.44

(1)
The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized. Additionally, for the three months and nine months ended November 30, 2018, the (provision for) benefit from income taxes also includes a net income tax benefit recognized in connection with the Tax Cuts and Jobs Act (the “TCJ Act”) (see (4) and (7) herein).

(2)	May not sum due to rounding as each item is computed independently.

(3)
For the three months ended November 30, 2018, acquisitions, divestitures and related costs consist primarily of transaction and other acquisition-related costs recognized in connection with the November 2018 investment in Canopy Growth Corporation (“Canopy”), including (i)  a net loss on the settlement of foreign currency option contracts entered into to fix the U.S. dollar cost of the transaction, (ii)  bridge commitment fees associated with debt financing of investment and (iii)  direct acquisition costs, partially offset by a net gain on the settlement of interest rate swap contracts entered into to economically hedge our exposure to interest rate volatility associated with the debt financing for the transaction. For the three months ended November 30, 2017, acquisitions, divestitures and related costs consist of transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of the Schrader Cellars business, the acquisition of Prisoner, and the November 2017 investment in Canopy.

(4)
For the three months ended November 30, 2018, other consists primarily of an unrealized net loss from the mark to fair value of our investments in Canopy and a net loss from the mark to fair value of undesignated commodity derivative contracts, partially offset by a net income tax benefit recognized in connection with the TCJ Act. For the three months ended November 30, 2017, other consists primarily of an unrealized net gain from the mark to fair value of our investment in Canopy, partially offset by a loss associated with the restructuring of an agreement with Owens-Illinois and a loss on the write-off of debt issuance costs.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Nine Months Ended November 30, 2018			Nine Months Ended November 30, 2017			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$6,318.8		$6,318.8	$5,818.3		$5,818.3	9%	9%
Cost of product sold	(3,132.0)	$25.3		(2,851.0)	$8.1
Gross profit	3,186.8	25.3	$3,212.1	2,967.3	8.1	$2,975.4	7%	8%
Selling, general and administrative expenses	(1,239.9)	58.0		(1,199.3)	151.8
Operating income	1,946.9	83.3	$2,030.2	1,768.0	159.9	$1,927.9	10%	5%
Income from unconsolidated investments	918.2	(886.3)		249.7	(216.9)
EBIT			$2,062.1			$1,960.7	NA	5%
Interest expense	(248.6)	(20.1)		(245.1)
Loss on extinguishment of debt	(1.7)	1.7		(19.1)	19.1
Income before income taxes	2,614.8	(821.4)	$1,793.4	1,753.5	(37.9)	$1,715.6	49%	5%
Provision for income taxes (1)	(405.1)	82.2		(352.0)	14.7
Net income	2,209.7	(739.2)		1,401.5	(23.2)
Net income attributable to noncontrolling interests	(13.3)			(8.6)
Net income attributable to CBI	$2,196.4	$(739.2)	$1,457.2	$1,392.9	$(23.2)	$1,369.7	58%	6%

EPS (2)	$11.21	$(3.77)	$7.44	$6.92	$(0.12)	$6.81	62%	9%

Weighted average common shares outstanding – diluted	195.921		195.921	201.183		201.183

Gross margin	50.4%		50.8%	51.0%		51.1%
Operating margin	30.8%		32.1%	30.4%		33.1%
Effective tax rate	15.5%		18.0%	20.1%		19.7%

	Nine Months Ended November 30, 2018				Nine Months Ended November 30, 2017
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (5)	Restructuring and Other Strategic Business Development Costs (6)	Other (7)	Total	Acquisitions, Divestitures and Related Costs (5)	Restructuring and Other Strategic Business Development Costs	Other (7)	Total
Cost of product sold	$(3.6)	$(6.5)	$(15.2)	$(25.3)	$(17.0)	$—	$8.9	$(8.1)
Selling, general and administrative expenses	$(33.0)	$(10.9)	$(14.1)	$(58.0)	$(10.0)	$(7.5)	$(134.3)	$(151.8)
Operating loss	$(36.6)	$(17.4)	$(29.3)	$(83.3)	$(27.0)	$(7.5)	$(125.4)	$(159.9)
Income from unconsolidated investments	$99.8	$—	$786.5	$886.3	$—	$—	$216.9	$216.9
Interest income, net	$20.1	$—	$—	$20.1	$—	$—	$—	$—
Loss on extinguishment of debt	$—	$—	$(1.7)	$(1.7)	$—	$—	$(19.1)	$(19.1)
(Provision for) benefit from income taxes (1)	$7.9	$4.5	$(94.6)	$(82.2)	$9.6	$2.8	$(27.1)	$(14.7)
Net income (loss) attributable to CBI	$91.2	$(12.9)	$660.9	$739.2	$(17.4)	$(4.7)	$45.3	$23.2

EPS (2)	$0.47	$(0.07)	$3.37	$3.77	$(0.09)	$(0.02)	$0.23	$0.12

(5)
For the nine months ended November 30, 2018, acquisitions, divestitures and related costs consist primarily of (i)  a net gain recognized in connection with the sale of our remaining interest in our previously-owned Australian and European business (the “Accolade Wine Investment”), (ii)  a net gain on the settlement of interest rate swap contracts entered into to economically hedge our exposure to interest rate volatility associated with the debt financing for the November 2018 Canopy transaction, and (iii)  a gain on the sale of certain assets. These gains were partially offset by transaction and other acquisition-related costs recognized in connection with the November 2018 investment in Canopy, including (i)  a net loss on the settlement of foreign currency option contracts entered into to fix the U.S. dollar cost of the transaction, (ii)  bridge commitment fees associated with debt financing of investment and (iii)  direct acquisition costs. For the nine months ended November 30, 2017, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisitions of Prisoner, the Schrader Cellars business and Obregon, and the November 2017 investment in Canopy, and (ii)  costs recognized in connection with the sale of our Canadian wine business and related activities.

(6)
For the nine months ended November 30, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources and enabling an integrated digital platform.

(7)
For the nine months ended November 30, 2018, other consists primarily of an unrealized net gain from the mark to fair value of our investments in Canopy and a net income tax benefit recognized in connection with the TCJ Act, partially offset by a prior period adjustment for deferred compensation related to certain employment agreements and a net loss from the mark to fair value of undesignated commodity derivative contracts. For the nine months ended November 30, 2017, other consists primarily of an unrealized net gain from the mark to fair value of our investment in Canopy, partially offset by (i)  an of impairment of certain intangible assets, (ii)  a loss associated with the restructuring of an agreement with Owens-Illinois and (iii)  a loss on the write-off of debt issuance costs.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE
(in millions, except per share data)
(unaudited)

EPS Guidance	Range for the Year Ending February 28, 2019
Forecasted EPS - reported basis (GAAP)	$12.95	$13.05
Acquisitions, divestitures and related costs (1)	(0.46)	(0.46)
Restructuring and other strategic business development costs (2)	0.08	0.08
Other (3)	(3.37)	(3.37)
Forecasted EPS - comparable basis (Non-GAAP) (4)	$9.20	$9.30

Actual for the Year Ended February 28, 2018
EPS - reported basis (GAAP)	$11.47
Acquisitions, divestitures and related costs (1)	0.10
Restructuring and other strategic business development costs (2)	0.05
Other (3)	(2.92)
EPS - comparable basis (Non-GAAP) (4)	$8.70

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2019
Net cash provided by operating activities (GAAP)	$2,350.0	$2,550.0
Purchases of property, plant and equipment	(1,150.0)	(1,250.0)
Free cash flow (Non-GAAP)	$1,200.0	$1,300.0
	Actual for the Nine Months Ended November 30, 2018	Actual for the Nine Months Ended November 30, 2017
Net cash provided by operating activities (GAAP)	$1,973.9	$1,468.4
Purchases of property, plant and equipment	(620.3)	(705.6)
Free cash flow (Non-GAAP)	$1,353.6	$762.8

(1)	Acquisitions, divestitures and related costs include: (4)	Estimated for the Year Ending February 28, 2019	Actual for the Year Ended February 28, 2018
	Net gain on sale of Accolade Wine Investment	$(0.50)	$—
	Net gain on interest rate swap contracts associated with debt financing of investment	$(0.13)	$—
	Gain on sale of certain assets	$(0.06)	$—
	Net loss on foreign currency derivative contracts associated with investment	$0.13	$—
	Bridge commitment fees associated with debt financing of investment	$0.06	$—
	Transaction, integration and other acquisition-related costs in connection with:
	Investments in Canopy	$0.03	$0.02
	Schrader Cellars wine acquisition	$0.01	$0.02
	October 2016 Wine and Spirits Acquisitions	$0.01	$0.01
	Prisoner acquisition	$—	$0.02
	Obregon brewery acquisition	$—	$0.01
	Costs associated with sale of Canadian wine business and related activities	$—	$0.01

(2)
Restructuring and other strategic business development costs include costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources and enabling an integrated digital platform.

(3)	Other includes: (4)	Estimated for the Year Ending February 28, 2019	Actual for the Year Ended February 28, 2018
	Unrealized net gain from mark to fair value of investments in Canopy (i)	$(3.32)	$(1.96)
	Net income tax benefit recognized in connection with the TCJ Act	$(0.19)	$(1.75)
	Prior period adjustment for deferred compensation related to certain employment contracts	$0.08	$—
	Net (gain) loss from mark to fair value of undesignated commodity derivative contracts (i)	$0.05	$(0.03)
	Loss on extinguishment of debt	$0.01	$0.32
	Loss on write-down of certain bulk wine inventory as a result of smoke damage sustained during wildfires in California	$0.01	$0.06
	Gain in connection with the reduction in estimated fair value of a contingent liability associated with a prior period acquisition	$—	$(0.03)
	Foreign currency translation gain related to business reorganization activities	$—	$(0.02)
	Impairment of certain intangible assets	$—	$0.28
	Loss associated with restructuring of an agreement with Owens-Illinois	$—	$0.21

(i)
For the year ending February 28, 2019, the unrealized net gain from mark to fair value of our investments in Canopy and the net loss from mark to fair value of undesignated commodity derivative contracts reflect the actual amount recognized for the nine months ended November 30, 2018, and do not assume any future change in the fair value of these assets.

(4)	May not sum due to rounding as each item is computed independently.